Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS SECOND QUARTER AND FIRST HALF 2010 RESULTS

SECOND QUARTER
- Net Revenues of $201.7 million -
- OIBDA¹ of $46.2 million -

FIRST HALF
- Net Revenues of $345.4 million -
- OIBDA¹ of $47.0 million -

HAMILTON, BERMUDA, July 28, 2010 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months and six months ended June 30, 2010.

Net revenues for the second quarter of 2010 increased $18.8 million to $201.7 million, compared to the second quarter of 2009. OIBDA for the quarter increased $0.4 million to $46.2 million.   Operating income for the quarter decreased $3.3 million to $25.5 million. Net income attributable to the shareholders of CME for the quarter increased $141.1 million to $165.2 million, which included a gain of $217.6 million on the disposal of our former Ukraine operations, which have been treated as discontinued operations for all periods presented.  Fully diluted income per share increased by $2.12 to $2.59.  Results for the second quarter of 2010 include the Media Pro Entertainment businesses acquired by CME in December 2009.

Net revenues for the six months ended June 30, 2010 increased $26.1 million to $345.4 million, compared to the first half of 2009. OIBDA for the first half of 2010 decreased $26.5 million to $47.0 million.  Operating income for the first half increased $48.8 million to $6.3 million. Net income attributable to the shareholders of CME for the first half increased $143.2 million to $122.9 million, and fully diluted income per share increased by $2.35 to $1.92.

Adrian Sarbu, President and Chief Executive Officer of CME, commented: “Our results in Q2 2010 are stronger than in Q2 2009. Revenues on a constant currency basis increased by 15% and OIBDA by 6%, despite a 4% decline in TV ad spending. The decisive actions we took in last four quarters to reposition our business, including the sale of our Ukrainian operations, acquisition of bTV in Bulgaria and integration of Media Pro Entertainment, have paid off. The first half of the year was difficult with only Czech Republic and Slovenia starting to recover. The second half will be challenging but our continuing audience leadership uniquely positions us to take advantage of any improvements in our markets.”

-    continued –

1 OIBDA is Operating Income before Depreciation and Amortization, which is equivalent to our former definition of EBITDA, as defined in ‘Segment Data’ below.    Consolidated OIBDA, which is set out here, is equal to the OIBDA for each of our segments less central costs (which include non-cash stock-based compensation).

Consolidated Results for the Three Months Ended June 30, 2010

Net revenues for the three months ended June 30, 2010 increased by 10.3% to $201.7 million from $183.0 million for the three months ended June 30, 2009.  Operating income for the quarter was $25.5 million compared to $28.8 million for the three months ended June 30, 2009.  Net income attributable to the shareholders of CME for the quarter was $165.2 million compared to $24.1 million for the three months ended June 30, 2009.  Fully diluted income per share for the three months ended June 30, 2010 increased $2.12 to $2.59.  We recognized a gain on the disposal of our former operations in Ukraine, which have been treated as discontinued operations for all periods presented, of $217.6 million.

OIBDA for the three months ended June 30, 2010 increased to $46.2 million from $45.8 million in the three months ended June 30, 2009. OIBDA margin for the three months ended June 30, 2010 was 23% compared to 25% in the three months ended June 30, 2009.

Headline Consolidated Results for the three months ended June 30, 2010 and 2009 were:

	RESULTS (Unaudited)
	For the Three Months Ended June 30, 2010
	(US $000’s)
	2010	2009	$ change	% change
Net revenues	$201,726	$182,967	$18,759	10%
OIBDA	46,193	45,751	442	1%
Operating income	25,452	28,756	(3,304)	(12)%
Net income attributable to CME Ltd.	165,169	24,081	141,088	Nm2
Fully diluted income per share	$2.59	$0.47	$2.12	Nm

Consolidated Results for the Six Months Ended June 30, 2010

Net revenues for the six months ended June 30, 2010 increased by 8.2% to $345.4 million from $319.3 million for the six months ended June 30, 2009.  Operating income for the period was $6.3 million compared to a loss of $42.5 million for the six months ended June 30, 2009.  Net income attributable to the shareholders of CME for the period was $122.9 million compared to a net loss of $20.4 million for the six months ended June 30, 2009.  Fully diluted income per share for the six months ended June 30, 2010 was $1.92, an increase of $2.35 compared to the six months ended June 30, 2009.  We recognized a gain on the disposal of our former operations in Ukraine, which have been treated as discontinued operations for all periods presented, of $217.6 million.

OIBDA for the six months ended June 30, 2010 decreased to $47.0 million from $73.5 million in the six months ended June 30, 2009. OIBDA margin for the six months ended June 30, 2010 was 14% compared to 23% in the six months ended June 30, 2009.

2 Number is not meaningful

Headline results for the six months ended June 30, 2010 and 2009 were:

	RESULTS (Unaudited)
	For the Six Months Ended June 30,
	(US $000’s)
	2010	2009	$ change	% change
Net revenues	$345,367	$319,287	$26,080	8%
OIBDA	47,034	73,497	(26,463)	(36)%
Operating income / (loss)	6,319	(42,528)	48,847	115%
Net income / (loss) attributable to CME Ltd.	122,875	(20,357)	143,232	Nm
Fully diluted income / (loss) per share	$1.92	$(0.43)	$2.35	Nm

Segment Results

We evaluate the performance of our operations based on Net Revenues and OIBDA.

Our Net Revenues and Consolidated OIBDA for the three months ended June 30, 2010 and 2009 were:

	SEGMENT RESULTS (Unaudited)
	For the Three Months Ended June 30,
	(US $000's)
	2010	2009	$ change	% change
Broadcast	$190,581	$180,512	$10,069	6%
New Media	2,929	2,385	544	23%
Media Pro Entertainment	38,315	32,424	5,891	18%
Eliminations	(30,099)	(32,354)	2,255	7%
Net Revenues	$201,726	$182,967	$18,759	10%

Broadcast	$60,870	$58,120	$2,750	5%
New Media	(1,423)	(1,157)	(266)	(23)%
Media Pro Entertainment	155	3,548	(3,393)	(96)%
Central	(12,055)	(12,808)	753	6%
Eliminations	(1,354)	(1,952)	598	31%
Consolidated OIBDA	$46,193	$45,751	$442	1%

Our Net Revenues and Consolidated OIBDA for the six months ended June 30, 2010 and 2009 were:

	SEGMENT RESULTS (Unaudited)
	For the Six Months Ended June 30,
	(US $000's)
	2010	2009	$ change	% change
Broadcast	$326,006	$315,037	$10,969	4%
New Media	4,950	4,142	808	20%
Media Pro Entertainment	66,358	46,835	19,523	42%
Eliminations	(51,947)	(46,727)	(5,220)	(11)%
Net Revenues	$345,367	$319,287	$26,080	8%

Broadcast	$78,687	$95,808	$(17,121)	(18)%
New Media	(4,807)	(2,721)	(2,086)	(77)%
Media Pro Entertainment	(1,878)	2,111	(3,989)	(189)%
Central	(22,867)	(17,067)	(5,800)	(34)%
Eliminations	(2,101)	(4,634)	2,533	55%
Consolidated OIBDA	$47,034	$73,497	$(26,463)	(36)%

CME will host a teleconference and video webcast to discuss its second quarter results on Wednesday, July 28, 2010 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The video webcast and teleconference will refer to presentation slides, which will be available on CME’s website at www.cetv-net.com prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1051 ten minutes prior to the start time and reference passcode 7CETVQ2.  The conference call will be video webcasted live via www.cetv-net.com.

The video webcast will be archived on www.cetv-net.com for two weeks. A digital audio replay in MP3 format will also be archived for two weeks following the call at www.cetv-net.com.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, which was filed with the Securities and Exchange Commission on July 28, 2010. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 filed with the Securities and Exchange Commission on July 28, 2010, and our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on February 24, 2010.

We make available free of charge on our website at www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a vertically integrated media and entertainment company operating leading broadcasting, internet and TV content businesses in six Central and Eastern European countries with an aggregate population of approximately 50 million people. CME’s television stations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, Pro.bg and Ring.bg), Croatia (Nova TV), Czech Republic (TV Nova, Nova Cinema, Nova Sport and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), Slovakia (TV Markíza and Doma) and Slovenia (POP TV, Kanal A and TV Pika). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Wyllie,
Vice President - Corporate Communications,
Central European Media Enterprises
+420 242 465 525
romana.wyllie@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2010	2009
Net revenues	$201,726	$182,967
Operating costs	27,496	26,857
Cost of programming	99,166	82,712
Depreciation of property, plant and equipment	13,075	12,311
Amortization of broadcast licenses and other intangibles	6,545	4,396
Cost of revenues	146,282	126,276
Selling, general and administrative expenses (including non-cash stock based compensation of
$1.6 million and $1.5 million in the three months ended June 30, 2010 and 2009, respectively)	29,992	27,935
Operating income	25,452	28,756
Interest expense, net	(30,645)	(21,573)
Foreign currency exchange (loss) / gain, net	(47,724)	45,719
Change in fair value of derivatives	2,624	(7,315)
Other income	69	116
(Loss) / income from continuing operations before tax	(50,224)	45,703
Provision for income taxes	(2,689)	(9,944)
(Loss) / income from continuing operations	(52,913)	35,759
Discontinued operations, net of tax	-	(13,653)
Gain on disposal of discontinued operations	217,619	-
Income / (loss) from discontinued operations	217,619	(13,653)
Net income	164,706	22,106
Net loss attributable to noncontrolling interests	463	1,975
Net income attributable to CME Ltd.	165,169	$24,081

PER SHARE DATA:
Net income / (loss) per share
Continuing operations – Basic and diluted	$(0.82)	$0.73
Discontinued operations – Basic and diluted	3.41	(0.26)
Net income attributable to CME Ltd – Basic and diluted	$2.59	$0.47

Weighted average common shares used in computing per share amounts (000’s):
Basic	63,871	51,524
Diluted	63,871	51,566

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Six Months Ended June 30,
	2010	2009
Net revenues	$345,367	$319,287
Operating costs	54,776	52,130
Cost of programming	186,952	147,160
Depreciation of station property, plant and equipment	27,189	23,423
Amortization of broadcast licenses and other intangibles	11,694	10,083
Cost of revenues	280,611	232,796
Selling, general and administrative expenses (including non-cash stock based compensation of
$3.2 million and $3.0 million in the six months ended June 30, 2010 and 2009, respectively)	58,437	47,176
Impairment charge	-	81,843
Operating income / (loss)	6,319	(42,528)
Interest expense, net	(61,520)	(42,265)
Foreign currency exchange (loss) / gain, net	(38,167)	82,773
Change in fair value of derivatives	(1,032)	(1,185)
Other (expense) / income	(201)	220
Loss from continuing operations before tax	(94,601)	(2,985)
Income tax (provision) / credit	(298)	639
Loss from continuing operations	(94,899)	(2,346)
Discontinued operations, net of tax	(3,922)	(22,488)
Gain on disposal of discontinued operations	217,619	-
Income / (loss) from discontinued operations	213,697	(22,488)
Net income / (loss)	118,798	(24,834)
Net loss attributable to noncontrolling interests	4,077	4,477
Net income / (loss) attributable to CME Ltd.	$122,875	$(20,357)

PER SHARE DATA:
Net income / (loss) per share
Continuing operations – Basic and diluted	$(1.43)	$0.05
Discontinued operations – Basic and diluted	3.35	(0.48)
Net income / (loss) attributable to CME Ltd – Basic and diluted	$1.92	$(0.43)

Weighted average common shares used in computing per share amounts (000’s):
Basic	63,705	46,956
Diluted	63,705	46,989

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED BALANCE SHEETS
(US$ 000’s)
(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$315,257	$445,954
Other current assets	331,681	349,158
Assets held for sale	-	86,349
Total current assets	646,938	881,461
Property, plant and equipment, net	225,297	274,710
Goodwill and other intangible assets, net	1,657,418	1,489,516
Other non-current assets	206,609	227,100
Total assets	$2,736,262	$2,872,787
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$191,918	$199,175
Current portion of long-term debt and other financing arrangements	46,397	117,910
Other current liabilities	20,952	12,840
Liabilities held for sale	-	22,193
Total current liabilities	259,267	352,118
Long-term debt and other financing arrangements	1,235,672	1,259,958
Other non-current liabilities	90,021	88,871
Total liabilities	1,584,960	1,700,947

EQUITY
Common Stock	5,147	5,083
Additional paid-in capital	1,373,679	1,410,587
Accumulated deficit	(211,118)	(333,993)
Accumulated other comprehensive (loss) / income	(36,612)	95,912
Total CME Ltd. shareholders’ equity	1,131,096	1,177,589
Noncontrolling interests	20,206	(5,749)
Total equity	1,151,302	1,171,840
Total liabilities and equity	$2,736,262	$2,872,787

Segment Data

Since January 1, 2010, we have managed our business on a divisional basis with three operating segments: Broadcast, New Media and Media Pro Entertainment.  We evaluate the performance of our segments based on net revenues and OIBDA, which is also used as a component in determining management bonuses.

OIBDA, which includes costs for program rights amortization costs, is determined as operating income / (loss) before depreciation and amortization of intangible assets.  In the past, our  definition of EBITDA excluded foreign currency exchange gains and losses and changes in the fair value of derivatives.  In effect, the amount arrived at by excluding those two items as well as interest and taxes from earnings is equal to OIBDA.  Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain unusual or infrequent items (e.g., impairments of assets or investments).

Below are tables showing each of our Net Revenues and OIBDA by segment for the three and six months ended June 30, 2010 and 2009, together with a reconciliation of OIBDA to our Consolidated Statement of Operations:

(US $000'S)	For the Three Months Ended June 30		For the Six Months Ended June 30
	2010	2009	2010	2009
Net Revenues
Broadcast:
Bulgaria	$17,794	$882	$18,734	$1,477
Croatia	14,785	13,973	26,510	24,053
Czech Republic	71,572	70,760	125,872	126,216
Romania	43,563	48,510	80,110	84,031
Slovak Republic	24,720	27,979	42,810	48,441
Slovenia	18,147	18,408	31,970	30,819
Total Broadcast	$190,581	$180,512	$326,006	$315,037
New Media	$2,929	$2,385	$4,950	$4,142
Media Pro Entertainment	$38,315	$32,424	$66,358	$46,835
Eliminations	(30,099)	(32,354)	(51,947)	(46,727)
Total	$201,726	$182,967	$345,367	$319,287

OIBDA
Broadcast:
Bulgaria	$1,261	$(10,603)	$(7,809)	$(17,018)
Croatia	2,047	2,317	2,928	2,449
Czech Republic	38,508	36,327	60,692	61,614
Romania	10,741	19,256	15,270	29,030
Slovak Republic	2,192	4,666	(1,113)	10,565
Slovenia	6,422	6,157	9,506	9,168
Divisional costs	(301)	-	(787)	-
Total Broadcast	$60,870	$58,120	$78,687	$95,808
New Media	(1,423)	(1,157)	(4,807)	(2,721)
Media Pro Entertainment	155	3,548	(1,878)	2,111
Corporate	(12,055)	(12,808)	(22,867)	(17,067)
Eliminations	(1,354)	(1,952)	(2,101)	(4,634)
Total	$46,193	$45,751	$47,034	$73,497

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Reconciliation to Consolidated Statement of Operations:	2010	2009	2010	2009

Total OIBDA	$46,193	$45,751	$47,034	$73,497
Depreciation of property, plant and equipment	14,196	12,599	29,021	24,099
Amortization of intangible assets	6,545	4,396	11,694	10,083
Impairment	-	-	-	81,843
Operating income / (loss)	$25,452	$28,756	$6,319	$(42,528)
Interest expense, net	(30,645)	(21,573)	(61,520)	(42,265)
Foreign currency exchange (loss) / gain, net	(47,724)	45,719	(38,167)	82,773
Change in fair value of derivatives	2,624	(7,315)	(1,032)	(1,185)
Other income / (expense)	69	116	(201)	220
(Provision) / Credit for income taxes	(2,689)	(9,944)	(298)	639
(Loss) / income from continuing operations	$(52,913)	$35,759	$(94,899)	$(2,346)